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Chico’s FAS, Inc.

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Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico’s FAS, Inc. Issues Statement Correcting Inaccurate Assertions from Barington Capital

Fort Myers, FL – June 3, 2016 – Chico's FAS, Inc. (NYSE: CHS) today issued the following statement in response to a letter published by Barington Capital Group, L.P. (“Barington”), which indicates that it and its affiliates own approximately 0.89% of the Company’s outstanding shares and own derivatives potentially convertible into another approximately 0.64% of the Company’s outstanding shares, the majority of which were purchased within the past six months:

Many Chico’s FAS shareholders recognize the positive change underway at the Company and that Shelley Broader, the Company’s new President and CEO, is the catalyst for this change. In its public statements, Barington has attempted to claim credit for the progress being made. Barington’s claims are completely unfounded. The Company’s operating improvements began in 2015 following the appointment of a new Chief Financial Officer and accelerated when Ms. Broader joined as the Company’s new President and Chief Executive Officer in December 2015 – well before Barington began substantively engaging with the Company in March 2016.

Upon her appointment, Ms. Broader conducted a review of the Company, which culminated in the four new focus areas for growth and profitability announced in February 2016. Notably, all of the suggestions Barington previously provided in conversations with management had already been evaluated in connection with Ms. Broader’s review, and many are being implemented as part of the Company’s new strategic plan.

Under Ms. Broader’s leadership, the Company is successfully executing on its new focus areas. Already, the Company has identified $65 million to $85 million of expected annual cost savings with more to come. The associated operating improvements that have been identified are carefully structured to drive cost savings without compromising the customer service that has long differentiated the Company’s brands and fostered customer loyalty. Notably, Barington’s estimates for advertising costs include Boston Proper, and since the

Company sold that business last year, the Company has already exceeded the reduction in advertising costs that Barington targets. Further, Barington’s estimates ignore the $10 million to $20 million of non-merchandise procurement savings that we have already identified and announced.

Growing all of the Company’s brands, including Soma, is a priority. The improvement actions announced in April and May establish an operating foundation that better supports each brand’s growth and the continued execution on the focus areas that Ms. Broader has identified.

We believe Soma is a growth brand. Whereas Barington suggests opening 200 to 300 additional stores over the next five years, shareholders have praised management for its disciplined store growth plans and decisions to close underperforming stores. An increasing percentage of sales across brands, particularly at Soma, is being driven by digital commerce. While management remains committed to disciplined store growth, pursuing the bricks and mortar strategy that Barington suggests would conflict with the plan that management has adopted, that shareholders have applauded, and that addresses how customers shop today.

Ms. Broader’s compensation is in-line with peers, directly tied to performance, and includes equity components to align her interests with the interests of all Chico’s FAS shareholders and to incentivize enhanced value creation. Ms. Broader’s compensation was established following a detailed competitive analysis conducted by an independent compensation consultant, Frederic W. Cook & Co. The analysis, which considered a comparative peer group of 20 U.S.-based, publicly-traded retailers, shows that Ms. Broader’s target total direct compensation is approximately 10% above the median, with a pay mix that is consistent with median competitive practice. In its letter, Barington misleadingly includes in its calculations customary, one-time payments designed to compensate Ms. Broader for the economic losses she incurred as a result of leaving her prior employment in Canada. Beyond fiscal 2016, more than 50% of total compensation is performance based and at risk. For instance, as with other Chico's FAS executives, 40% of Ms. Broader’s fiscal 2017 bonus is tied to achieving specific earnings per share targets, 30% to sales targets and 30% to operating income targets. Moreover, there is a three year vesting period for restricted stock awards, and the Long Term Equity Incentive Plan for the Chief Executive Officer and all officers is based on Return on Net Assets, with actual targets approved by the Board of Directors.

Bonnie Brooks and Bill Simon were selected as new independent director candidates as a result of the skills and expertise they bring to the Company, not the relationships they have or don’t have with members of the Company’s leadership team. Although they spoke at the same conference in 2012, Ms. Broader first met Ms. Brooks on April 5, 2016, while interviewing her during the Board’s search for new director candidates.

Mr. Simon has no connection to Ms. Broader other than both of them having worked at one of the world’s largest retailers. In fact, they worked in separate countries for all but six months, during which time Ms. Broader worked for Sam’s Club and Mr. Simon worked for Walmart U.S.

Neither Hudson’s Bay Company nor any of the department stores within its portfolio, including Saks Fifth Avenue and Lord and Taylor (USA), are significant competitors to Chico’s FAS or any of its brands. The Company’s estimate of its customers’ apparel spend at these department stores is so small that it has traditionally not even appeared on the Company’s market share analysis.

ABOUT CHICO'S FAS, INC.

The Company, through its brands - Chico's, White House Black Market, and Soma is a leading omni-channel specialty retailer of women's private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of April 30, 2016, the Company operated 1,517 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company's merchandise is also available at www.chicos.com, www.whbm.com, and www.soma.com. For more detailed information on Chico's FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained herein may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance, including but without limitation, statements regarding our plans, objectives, and future success of our store concepts, the implementation of our previously announced restructuring program, and implementation of our program to increase the sales volume and profitability of our existing brands through four previously announced focus areas. These statements may address items such as future sales, gross margin expectations, SG&A expectations, operating margin expectations, planned store openings, closings and expansions, future comparable sales, inventory levels, and future cash needs. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as "expects," "believes," "anticipates," "plans," "estimates," "approximately," "our planning assumptions," "future outlook," and similar expressions. Except for historical information, matters discussed in such oral and written statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic and business conditions, conditions in the specialty retail industry, the availability of quality store sites, the ability to successfully execute our business strategies, the ability to achieve the results of our restructuring program, the ability to achieve the results of our four focus areas, the integration of our new management team, and those described in Item 1A, "Risk Factors" and in the "Forward-Looking Statements" disclosure in Item 7.

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"Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Form 10-K. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Additional Information

Chico's FAS, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company's 2016 Annual Meeting. The Company has filed a preliminary proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Company's website at www.chicosfas.com, by writing to Chico's FAS at 11215 Metro Parkway, Fort Myers, FL 33966, or by calling the Company's proxy solicitor, Innisfree, toll-free at (877) 825-8971.

Contacts:

Investors:
Jennifer Powers
Vice President - Investor Relations
Chico’s FAS, Inc.
(239) 346-4199

Arthur B. Crozier / Jennifer M. Shotwell / Jonathan E. Salzberger
Innisfree M&A Incorporated
(212) 750-5833

Media:
Barrett Golden / Leigh Parrish / Joseph Sala
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449